UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 21, 2023

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120 Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELLQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Debtor-in-Possession Credit Agreement

As previously disclosed, on August 6, 2023 (the “Petition Date”), Yellow Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U. S. Bankruptcy Code in the U. S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re: Yellow Corporation, et al., Case No. 23-11069.

In connection with filing the Chapter 11 Cases, on August 18, 2023, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) authorizing and approving the Company’s entry into (i) a superpriority junior secured debtor in possession multi-draw term loan facility (the “Junior DIP Credit Facility”) and (ii) a superpriority senior secured multi-draw term loan facility of Postpetition B-2 Loans (as defined below) (the “Postpetition B-2 Facility”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the DIP Term Sheet (as defined below) or the Interim DIP Order.

In accordance with the Interim DIP Order, on August 21, 2023, the Company Parties entered into that certain Debtor-in-Possession Term Sheet (the “DIP Term Sheet”), by and among the Company, as borrower, the DIP Guarantors (as defined therein), the financial institutions or other entities from time to time party thereto providing either the Junior DIP Credit Facility (the “Junior DIP Lenders”) or the Postpetition B-2 Facility (the “Postpetition B-2 Lenders”), and Alter Domus Products Corp., as administrative agent and collateral agent of both the Junior DIP Credit Facility and the Postpetition B-2 Facility, respectively. The DIP Term Sheet provides for: (i) new money term loans under the Junior DIP Credit Facility in an aggregate principal amount of $42.5 million, of which $17.9 million was drawn upon entry into the DIP Term Sheet and satisfaction of certain customary conditions precedent, and the remainder of which will be made available to be drawn upon achievement of certain milestones as set forth in the DIP Term Sheet (the loans to be made, the “Junior DIP Loans”); and (ii) new money term loans under the Postpetition B-2 Facility in an aggregate principal amount of $100 million, of which $42.1 million was drawn upon entry into the DIP Term Sheet (and satisfaction of certain customary conditions precedent), and the remainder of which will be made available to be drawn upon achievement of certain milestones as set forth in the DIP Term Sheet (the loans to be made, the “Postpetition B-2 Loans”, and together with the Junior DIP Loans, the “DIP Loans”). In addition, solely upon the request of the Company Parties, up to $70 million of additional term loans shall be made available by the Junior DIP Lenders, which (x) shall be fully junior and subordinated (including in right and payment) to the claims and liens of certain prepetition lenders, and (y) shall be made available to be drawn provided that prepetition senior secured claims outstanding shall not exceed at the time of such draw, in the aggregate, $1.435 billion.

Subject to the terms set forth in the DIP Term Sheet and Interim DIP Order, the Junior DIP Credit Facility shall be governed by, and based on and consistent with the credit agreement attached as Exhibit 1 to the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Use Cash Collateral, and (C) Grant Liens and Superpriority Administrative Expense Claims, (II) Granting Adequate Protection to Certain Prepetition Secured Parties, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief filed at docket number 302 in the Chapter 11 Cases except as otherwise set forth in the DIP Term Sheet or in the Interim DIP Order (the “DIP Credit Agreement”). The Postpetition B-2 Facility shall be governed by the B-2 Term Loan Credit Agreement in effect on the Petition Date, as superseded, supplemented and modified by the terms of the DIP Term Sheet and the Interim DIP Order, and all agreements, instruments and documents executed at any time in connection therewith, including the DIP Credit Agreement or any amendment to the B-2 Term Loan Credit Agreement.

Borrowings of the Junior DIP Loans under the DIP Term Sheet are superpriority junior secured obligations of the Company Parties, secured by superpriority junior secured liens on the Collateral. Borrowings of the Postpetition B-2 Loans under the DIP Term Sheet are superpriority senior secured obligations of the Company Parties, secured by superpriority senior secured liens on the Collateral and the B-2 Priority Collateral.

The maturity date of the Junior DIP Credit Facility and the Postpetition B-2 Facility, respectively, is February 17, 2024, subject to earlier termination upon the occurrence of certain events specified in the DIP Term Sheet, with the option to extend by the Junior DIP Lenders to May 17, 2024, with the consent of the Company Parties, subject to certain conditions being satisfied, including the repayment in full in cash of certain prepetition obligations.

The DIP Term Sheet contains various customary covenants, as well as covenants mandating compliance by the Company Parties with a budget, variance testing and reporting requirements, among others. The DIP Term Sheet does not contain any mandatory prepayments. The proceeds of all or a portion of the Junior DIP Credit Facility and the Postpetition B-2 Facility, respectively, may be used for, among other things, post-petition working capital for the Company Parties, payment of costs to administer the Chapter 11 Cases, payment of expenses and fees of the transactions contemplated by the Chapter 11 Cases, payment of court-approved adequate protection obligations under the DIP Term Sheet and Interim DIP Order, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under the DIP Term Sheet and the Interim DIP Order or any other order of the Bankruptcy Court.

The Junior DIP Loans will bear interest at 15.00% per annum and be paid in cash on the last business day of each month. The Postpetition B-2 Loans will bear interest at the Alternate Base Rate (as defined in the B-2 Term Loan Credit Agreement) plus 8.50% per annum, be paid in cash on the last business day of each month and will be non-callable for 120 days following the closing date of the Junior DIP Loans.

The foregoing description of the DIP Term Sheet does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the DIP Loans is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.

10.1*	Debtor-in-Possession Term Sheet

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW CORPORATION

By:	/s/ Leah K. Dawson
Leah K. Dawson
Executive Vice President, General Counsel and Secretary

Date: August 25, 2023